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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Financial Guaranty Insurance Company

We consent to the use of our report dated January 21, 2000 on the financial statements of Financial Guaranty Insurance Company as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 included in the Form 8-K of GreenPoint Mortgage Securities Inc. (the "Registrant") which is incorporated herein by reference in the registration statement (No. 333-95349) of the Registrant and to the reference to our firm under the heading "Experts" in the Prospectus Supplement of the Registrant.



                                                     /s/ KPMG LLP
                                                     ---------------------------

New York, New York
December 13, 2000